Exhibit 99.1

AMERICAN SHARED HOSPITAL SERVICES

FIRST QUARTER NET INCOME INCREASED 33.1%

San Francisco, CA – May 10, 2018 -- AMERICAN SHARED HOSPITAL SERVICES (NYSE AMERICAN:AMS) (the "Company"), a leading provider of turnkey technology solutions for advanced radiosurgical and radiation therapy services, today announced financial results for the first quarter of 2018.

First Quarter Results

For the three months ended March 31, 2018, rental income from medical services increased 8.0% to $5,305,000 compared to rental income from medical services of $4,914,000 for the first quarter of 2017. Net income attributable to the Company for the first quarter of 2018 increased 33.1% to $390,000, or $0.07 per basic and diluted share, compared to net income attributable to the Company for the first quarter of 2017 of $293,000, or $0.05 per basic and diluted share.

First quarter revenue for the Company's proton therapy system installed at The Marjorie and Leonard Williams Center for Proton Therapy at Orlando Health – UF Health Cancer Center in Florida increased 5.5% to $1,218,000 compared to revenue of $1,155,000 for the first quarter of 2017.

Revenue for the Company's Gamma Knife operations increased 1.9% to $3,688,000 for the first quarter of 2018 compared to $3,619,000 for the first quarter of 2017. As previously announced, AMS lost one of its Gamma Knife units due to the expiration of its contract term at the end of April 2017 and a second unit in August 2017. The decrease in revenue from these two sites was partially offset by revenue from two new sites, in Lima, Peru and Lincoln, Nebraska, that began operations in the third quarter of 2017. Excluding the two sites whose contracts expired in 2017 and the Company’s two new sites, Gamma Knife revenue for the first quarter of 2018 was consistent with the first quarter of 2017.

Rental income from medical services gross margin for the first quarter of 2018 decreased to $2,206,000, or 41.6% of revenue, compared to rental income from medical services gross margin of $2,346,000, or 47.7% of revenue for the first quarter of 2017. This reflected an increase in costs of revenue primarily attributable to the initiation of maintenance and service costs for the Company’s proton system in Orlando.

Non-GAAP pre-tax income, net of income attributable to non-controlling interest, increased 6.1% to $540,000 compared to non-GAAP pre-tax income, net of income attributable to non-controlling interest, of $509,000 for the first quarter of 2017. Please refer to the financial statements included with this press release for a reconciliation of GAAP to non-GAAP financial measures.

Adjusted EBITDA, a non-GAAP financial measure, was $2,677,000 for the first quarter of 2018, compared to $2,616,000 for the first quarter of 2017.

Balance Sheet Highlights

At March 31, 2018, cash and cash equivalents was $2,751,000, compared to $2,152,000 at December 31, 2017. Shareholders' equity at March 31, 2018 was $30,590,000, or $5.36 per outstanding share. This compares to shareholders' equity at December 31, 2017 of $29,885,000, or $5.23 per outstanding share.

CEO Comments

Chairman and Chief Executive Officer Ernest A. Bates, M.D., said, "This was a strong first quarter for AMS, with the increases in revenue and earnings providing a solid foundation for the year.

"The profitability from our Orlando Health – UF Health Cancer Center proton therapy system was a significant contributor to first quarter results. The success of our Orlando health system validates our belief of the economic and clinical soundness of a single room proton therapy center and we remain confident that single treatment room proton therapy represents a significant long-term growth opportunity from which AMS is uniquely positioned to benefit. With the steady flow of new studies demonstrating the clinical benefits of this advanced therapeutic technology, we remain optimistic that the pace of proton treatment volume in Orlando will increase in 2018.

"An increase in the average reimbursement rate compared to the Company’s historical average generated higher first quarter revenue in our Gamma Knife business as well. Volumes at our new sites in Lima, Peru and Lincoln, Nebraska continued to ramp up, and we expect these sites to be accretive in 2018. While we lost one of our Gamma Knife units due to the expiration of its contract term earlier this month, we recently announced a new contract to supply a Gamma Knife® Perfexion™ system to Methodist Hospitals–Southlake Campus, Merrillville, Indiana. This new Gamma Knife system is expected to begin treating patients in late 2018. We are seeing a resurgence in interest for the Gamma Knife both in the United States and Latin America and anticipate additional new sites coming on board. As always, we are pleased that AMS’s risk sharing arrangements will make the Gamma Knife Perfexion system available to even more brain tumor, trigeminal neuralgia and vascular malformation patients."

Earnings Conference Call

American Shared has scheduled a conference call at 12:00 p.m. PDT (3:00 p.m. EDT) today. To participate in the live call, dial (800) 471-6718 at least 5 minutes prior to the scheduled start time, and mention confirmation number 46931110. A simultaneous WebCast of the call may be accessed through the Company's website, www.ashs.com, or www.streetevents.com (institutional investors). A replay will be available for 30 days at these same internet addresses, or by dialing (888) 843-7419 and entering 46931110# when prompted.

About AMS

American Shared Hospital Services provides turnkey technology solutions for advanced radiosurgical and radiation therapy services. AMS is the world leader in providing Gamma Knife radiosurgery equipment, a non-invasive treatment for malignant and benign brain tumors, vascular malformations and trigeminal neuralgia (facial pain). The Company also offers proton therapy, and the latest IGRT and IMRT systems. AMS owns a common stock investment in Mevion Medical Systems, Inc., developer of the compact MEVION S250 Proton Therapy System.

Safe Harbor Statement

This press release may be deemed to contain certain forward-looking statements with respect to the financial condition, results of operations and future plans of American Shared Hospital Services (including statements regarding the expected continued growth in volume of the MEVION S250 system, the expansion of the Company's proton therapy business, and the timing of treatments by new Gamma Knife systems) which involve risks and uncertainties including, but not limited to, the risks of variability of financial results between quarters, the risks of the Gamma Knife and radiation therapy businesses, the risks of developing The Operating Room for the 21st Century program, and the risks of the timing, financing, and operations of the Company’s proton therapy business. Further information on potential factors that could affect the financial condition, results of operations and future plans of American Shared Hospital Services is included in the filings of the Company with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2017, and the definitive Proxy Statement for the Annual Meeting of Shareholders to be held on June 14, 2018.

Non-GAAP Financial Measure

Neither Adjusted EBITDA, nor non-GAAP pre-tax income, the non-GAAP measures presented in this press release and supplementary information, is a measure of performance under the accounting principles generally accepted in the United States ("GAAP"). These non-GAAP financial measures should not be considered as substitute for, and investors should also consider, income before income taxes, income from operations, net income attributable to the Company, earnings per share and other measures of performance as defined by GAAP as indicators of the Company's performance or profitability. We use these non-GAAP financial measures as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenses and charges that may not be indicative of the operating results of our recurring core business, such as stock-based compensation expense. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance.

Contacts:	American Shared Hospital Services

Ernest A. Bates, M.D., (415) 788-5300

Chairman and Chief Executive Officer

eabates@ashs.com

Berkman Associates

Neil Berkman, (310) 477-3118

President

info@berkmanassociates.com

AMERICAN SHARED HOSPITAL SERVICES

PRESS RELEASE	May 10, 2018
Page 4	First Quarter 2018 Financial Results

Selected Financial Data

	Summary of Operations Data
	Three months ended
	March 31,
	2018	2017

Rental income from medical services	$5,305,000	$4,914,000
Costs of revenue	3,099,000	2,568,000

Gross margin	2,206,000	2,346,000

Selling & administrative expense	986,000	1,139,000
Interest expense	425,000	453,000

Operating income	795,000	754,000

Interest & other income	5,000	4,000

Income before income taxes	800,000	758,000
Income tax expense	150,000	216,000

Net income	650,000	542,000

Less: Net income attributable to non-controlling interest	(260,000)	(249,000)

Net income attributable to American Shared Hospital Services	$390,000	$293,000

Earnings per common share:
Basic	$0.07	$0.05
Assuming dilution	$0.07	$0.05

	Balance Sheet Data
	Mar. 31,	Dec. 31,
	2018	2017
Cash and cash equivalents	$2,751,000	$2,152,000
Current assets	$9,947,000	$8,893,000
Total assets	$58,031,000	$58,176,000

Current liabilities	$9,497,000	$9,007,000
Shareholders' equity	$30,590,000	$29,885,000

AMERICAN SHARED HOSPITAL SERVICES

PRESS RELEASE	May 10, 2018
Page 5	First Quarter 2018 Financial Results

Adjusted EBITDA

	Three months ended
	March 31,
	2018	2017
Net Income	$390,000	$293,000

Plus:
Income tax expense	150,000	216,000
Interest expense	425,000	453,000
Depreciation and amortization expense	1,657,000	1,604,000
Stock-based compensation expense	55,000	50,000

Adjusted EBITDA	$2,677,000	$2,616,000

AMERICAN SHARED HOSPITAL SERVICES

PRESS RELEASE	May 10, 2018
Page 6	First Quarter 2018 Financial Results

Non-GAAP Pre-Tax Income

	Three Months ended
	March 31,
	2018	2017
Income before income taxes	$800,000	$758,000
Less: Net (income) attributable to non-controlling interest	(260,000)	(249,000)

Non-GAAP pre-tax income	$540,000	$509,000